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                                                                    EXHIBIT 99.2

                          CREDENCE SYSTEMS CORPORATION

                    NOTICE OF GRANT OF NON-EMPLOYEE DIRECTOR
                        INITIAL AUTOMATIC STOCK OPTION

          Notice is hereby given of the following stock option (the "Option") to purchase shares of the common stock of Credence Systems Corporation (the "Corporation") which has been granted pursuant to the automatic grant program in effect under the Corporation's 1993 Stock Option Plan ( the "Plan"):

          OPTIONEE:
          -------- __________________________________

          GRANT DATE:
          ---------- ________________________________

          TYPE OF OPTION:  Non-Statutory Stock Option
          --------------

          OPTION PRICE:  $_________________ per share
          ------------

          NUMBER OF OPTION SHARES: 10,000 shares
          -----------------------

          EXPIRATION DATE:
          --------------- ___________________________

          EXERCISE SCHEDULE:  The Option shall become exercisable for twelve and
          -----------------
          one-half percent (12.5%) of the Option Shares upon Optionee's completion of six (6) months of service as a member of the Corporation's Board of Directors (the "Board"), measured from the Grant Date, and shall become exercisable for the balance of the Option Shares in a series of fourteen (14) equal and successive quarterly installments upon the Optionee's completion of each additional three
          (3)-month period of Board service thereafter. In no event shall the Option become exercisable for any additional Option Shares following Optionee's cessation of Board service.

          Optionee understands and agrees that the Option is granted subject to and in accordance with the express terms and conditions of the Plan governing automatic option grants to non-employee Board members. Optionee further agrees to be bound by the terms and conditions of the Plan and the terms and conditions of the Option as set forth in the Stock Option Agreement attached hereto as Exhibit A.

          Optionee hereby acknowledges receipt of a copy of the official Plan Summary and Prospectus attached hereto as Exhibit B. A copy of the Plan is also available upon request made to the Corporate Secretary at the Corporate Offices at 42808 Christy Street, Fremont, CA 94538.
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          No provision of this Notice of Grant or the attached Stock Option
Agreement shall in any way be construed or interpreted so as to affect adversely or otherwise impair the right of the Corporation or the stockholders to remove Optionee from the Board at any time in accordance with the provisions of applicable law.


DATED: ____________________, 199__


                                    CREDENCE SYSTEMS CORPORATION

                                         By:
                                            -----------------------------------
                                         Title:
                                               --------------------------------


                                            -----------------------------------
                                                                        OPTIONEE

                                         Address:
                                                 -------------------------------

                                                 -------------------------------


ATTACHMENTS:
- - -----------

EXHIBIT A:  STOCK OPTION AGREEMENT
EXHIBIT B:  PLAN SUMMARY AND PROSPECTUS FOR NON-EMPLOYEE DIRECTORS